Exhibit 99.1

Media contact:	Investor Relations contact:
Alison von Puschendorf	Jason F. Thompson
tel (804) 327-7284	tel (804) 201-2556

MeadWestvaco Announces Study of Alternate Ownership Structures for

Community Development & Land Management Group

RICHMOND, VA., September 18, 2007 – MeadWestvaco (NYSE: MWV) announced today at the UBS Global Paper and Forest Products Conference that it is considering alternative ownership structures for its Community Development & Land Management Group.

MeadWestvaco created the Community Development & Land Management Group earlier this year to maximize the value of the company’s forestland holdings for shareholders. This business has now completed the first phase of the company’s land management strategy, which included segmentation of the U.S. land holdings and the sale of 290,000 acres of owned forestland and 95,000 acres of leased forestland for $493.1 million. MeadWestvaco intends to return the value obtained to shareholders. The company is pursuing significant value creation opportunities, such as uses for recreation, conservation and development, on its remaining 800,000 acres of forestland across the southeastern U.S.

“As we continue to execute our land management strategy and build this business, we will explore alternate ownership structures that best support our business objectives and provide the greatest value to our shareholders,” said John A. Luke, Jr., chairman and chief executive officer. “Our Board of Directors strongly supports our strategy, and believes that any alternative structure must recognize that successful implementation of the business plan will require continuity of vision and leadership, as well as community engagement and support.”

MeadWestvaco’s study of alternate ownership structures is expected to be completed by the second half of 2008, and will include analysis of valuation, tax implications, legal and regulatory requirements, and market conditions. The company expects to be in a position to implement any decision within two to three years.

A replay of Mr. Luke’s presentation at the UBS Global Paper and Forest Products Conference is available via the UBS Investment Bank website at www.ibb.ubs.com. The replay of the presentation will begin at 11:30 a.m. and will be available until October 19, 2007. Access to this site is public (not password protected).

Slides used in the presentation also are available on MeadWestvaco’s website at www.meadwestvaco.com.

About MeadWestvaco

MeadWestvaco Corporation (NYSE: MWV) provides packaging solutions to many of the world’s most-admired brands in the food and beverage, media and entertainment, personal care, home and garden, cosmetics, and healthcare industries. The company has market-leading positions in its Consumer & Office Products and Specialty Chemicals businesses, and operates in more than 30 countries. MeadWestvaco manages all of its forestlands in accordance with internationally recognized forest certification standards, and has been named to the Dow Jones Sustainability World Index for the fourth consecutive year. For more information, please visit us at www.meadwestvaco.com.

Forward-looking Statement

Certain statements in this document and elsewhere by management of the company that are neither reported financial results nor other historical information are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such information includes, without limitation, the business outlook, assessment of market conditions, anticipated financial and operating results, strategies, future plans, contingencies and contemplated transactions of the company. Such forward-looking statements are not guarantees of future performance and are subject to known and unknown risks, uncertainties and other factors which may cause or contribute to actual results of company operations, or the performance or achievements of each company, or industry results, to differ materially from those expressed or implied by the forward-looking statements. In addition to any such risks, uncertainties and other factors discussed elsewhere herein, risks, uncertainties and other factors that could cause or contribute to actual results differing materially from those expressed or implied for the forward-looking statements include, but are not limited to, events or circumstances which affect the ability of MeadWestvaco to realize improvements in operating earnings expected from the company’s cost reduction initiative; the reorganization of the company’s packaging business units; competitive pricing for the company’s products; changes in raw materials pricing; energy and other costs; fluctuations in demand and changes in production capacities; changes to economic growth in the United States and international economies; government policies and regulations, including, but not limited to those affecting the environment and the tobacco industry; the company’s continued ability to reach agreement with its unionized employees on collective bargaining agreements; the company’s ability to execute its plans to divest or otherwise realize the greater value associated with its forestlands; adverse results in current or future litigation; currency movements; and other risk factors discussed in the company’s Annual Report on Form 10-K for the year ended December 31, 2006, and in other filings made from time to time with the SEC. MeadWestvaco undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise. Investors are advised, however, to consult any further disclosures made on related subjects in the company’s reports filed with the SEC.

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